EXHIBIT 10.27
AWARD NO.: _____________
ORIENTAL FINANCIAL GROUP INC.
2007 OMNIBUS PERFORMANCE INCENTIVE PLAN
RESTRICTED UNIT AWARD AND AGREEMENT
     This Restricted Unit Award and Agreement (the “Award”) is made and entered into on this ___th day of                     , 20___, by and between Oriental Financial Group Inc. (the “Corporation”) and                     (the “Grantee”). All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the 2007 Omnibus Performance Incentive Plan, as amended and restated (the “Plan”). Whenever appropriate, words and terms used in the singular shall be deemed to include the plural, and vice versa, and the masculine gender shall be deemed to include the feminine gender.
     WHEREAS, the Corporation has established and maintains the Plan to, among other things, provide flexibility to the Corporation and its Affiliates to attract, retain and motivate their directors, officers, and other key employees through the grant of awards based on performance and to adjust their compensation practices to the best compensation practices and corporate governance trends as they develop from time to time;
     WHEREAS, the Plan is further intended to motivate high levels of individual performance coupled with increased shareholder returns;
     WHEREAS, the Plan is administered by the Compensation Committee of the Board of Directors of the Corporation (the “Plan Administrators”);
     WHEREAS, Grantee is eligible to participate in the Plan; and
     WHEREAS, the Plan Administrators have determined that Grantee shall participate and receive performance incentives under the Plan.
     NOW, THEREFORE, in consideration of the premises, and subject to the terms and conditions of the Plan, the Corporation and Grantee agree as follows:
     SECTION 1. Award; Grantee Rights. The Corporation hereby awards                     (                    ) Restricted Units (the “Restricted Units”) to Grantee for the acquisition of an equal number of shares of Common Stock at the end of the Restricted Period. A Restricted Unit does not represent an equity interest in the Corporation and carries not voting or dividend rights. The Restricted Units may be forfeited to, and acquired at no cost by, the Corporation as set forth in Sections 3 and 4 below.
     SECTION 2. Lapse of Restricted Period. Subject to Article X of the Plan regarding a Change of Control, the Restricted Period shall commence on the date of this Award and shall lapse in its entirety on the third anniversary of the date of this Award. Notwithstanding anything to the contrary herein, upon the lapse of the Restricted Period, the Compensation Committee may, in its sole discretion, elect to pay cash or part cash and part Common Stock in lieu of delivering only Common Stock. If a cash payment is made in lieu of delivering Common Stock, the amount of such cash payment for each share of Common Stock to which Grantee is entitled shall be equal to the Fair Market Value of the Common Stock on the date on which the Restricted Period lapsed.

     SECTION 3. Termination of Employment. The following provisions shall apply in the event of Grantee’s termination of employment with the Corporation or any Affiliate:
(a)	Due to Death. In the event Grantee’s employment terminates by reason of his death, Grantee’s estate or beneficiaries shall receive a payment calculated in the following manner: (i) the number of Restricted Units will be reduced by multiplying the grant under this Award by a fraction, the numerator of which is the number of full months in the applicable vesting period during which Grantee was an active employee and the denominator of which is the number of months in the vesting period set forth in Section 2 above (with a partial month worked counted as a full month if Grantee is an active employee for 15 days or more in that month); and (ii) the resulting reduced number of Restricted Units shall be considered vested and payment of such pro-rated Award is to be made to Grantee’s beneficiaries or estate as soon as practicable after Grantee’s termination of employment.

(b)	Due to Disability. In the event Grantee’s employment is terminated by reason of his Disability, Grantee (or his estate or beneficiaries, if he subsequently dies) shall receive a payment calculated in the following manner: (i) the number of Restricted Units will be reduced by multiplying the grant under this Award by a fraction, the numerator of which is the number of full months in the applicable vesting period during which Grantee was an active employee and the denominator of which is the number of months in the vesting period set forth in Section 2 above (with a partial month worked counted as a full month if Grantee is an active employee for 15 days or more in that month); and (ii) the resulting reduced number of Restricted Units shall be considered vested and payment of such pro-rated Award is to be made to Grantee (his beneficiaries or estate, if he subsequently dies) as soon as practicable after Grantee’s termination of employment.

(c)	Due to Cause. In the event Grantee’s employment is terminated by the Corporation or any Affiliate for Cause, the remaining Restricted Units shall be forfeited at the time of such termination, and Grantee shall disgorge any profit, gain or other benefit received in respect of the lapse of restrictions on any prior Restricted Units for a period of twelve (12) months prior to the termination of his employment for Cause. In the event Grantee’s employment is terminated by the Corporation or any Affiliate for Cause, the provisions of this paragraph will apply notwithstanding any assertion (by Grantee or otherwise) of a termination of employment for any other reason enumerated under this Section.

(d)	Due to Resignation. In the event Grantee’s employment ends as a result of his resignation from the Corporation or any Affiliate, any Restricted Units shall be forfeited upon his termination of employment.
     SECTION 4. Termination of Non-Employee Director. In the event a Grantee’s service as a Non-Employee Director shall terminate for reasons other than removal for Cause, Grantee (or his estate or beneficiaries, if he subsequently dies) shall receive a payment calculated in the following manner: (i) the number of Restricted Units will be reduced by multiplying the grant under this Award by a fraction, the numerator of which is the number of full months in the applicable vesting period during which Grantee was an active Non-Employee Director and the denominator of which is the number of months in the applicable vesting period (with a partial month worked counted as a full month if Grantee is an active Non-Employee Director for 15 days or more in that month); and (ii) the resulting reduced number of Restricted Units shall be considered vested and payment of such pro-rated Awards is to be made to Grantee (or his or her beneficiaries or estate, if he subsequently dies) as soon as practicable after his termination as a Non-Employee Director. In the event Grantee’s service as a Non-Employee Director is terminated for Cause, any remaining Restricted Units granted to him shall be forfeited at the time of such termination, and Grantee shall disgorge any profit, gain or other benefit received in respect of the lapse of restrictions on any prior Restricted Units for a period of twelve (12) months prior to his termination for Cause. In the event Grantee’s service as a Non-Employee Director is terminated for Cause, the provisions of this paragraph will apply notwithstanding any assertion (by Grantee or otherwise) of a termination for any other reason.
     SECTION 5. Transferability of Award. This Award may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. No transfer of this Award by will or by the laws of descent and distribution shall be effective to bind the Corporation unless the Corporation shall have been furnished with written notice thereof and a copy of the will and/or such other evidence as the Board or the Plan Administrators may determine necessary to establish the validity of the transfer.

     SECTION 6. Miscellaneous Provisions.
(a)	This Award is subject to the terms of the Plan, which are incorporated herein by reference.

(b)	The laws of the Commonwealth of Puerto Rico shall be controlling in all matters relating to this Award.

(b)	The titles and captions in this Award are used only for convenience and are not to be used in its interpretation.
     IN WITNESS WHEREOF, the Corporation and Grantee have duly executed this Award on the date first above written.

ORIENTAL FINANCIAL GROUP INC.	GRANTEE

By: Name:	By: Name:
Title:	Title:

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